Exhibit 99.1

KT CHEMICALS, INC.

FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2016 AND 2015

KT CHEMICALS, INC.

DECEMBER 31, 2016 AND 2015

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KT Chemicals, Inc.

We have audited the accompanying balance sheets of KT Chemicals, Inc. (the “Company”), as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity has a net capital deficit that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WHITLEY PENN LLP

Dallas, Texas

May 17, 2018

2

KT Chemicals, Inc.

Balance Sheets

As of December 31,

	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,064	$11,713
Accounts receivable	52,312	7,687
Other current assets	50	6,400
Total current assets	122,426	25,800

FIXED ASSETS, net
Furniture, fixtures and office equipment	7,350	7,350
Vehicles and Trailers	118,594	108,902
Equipment	300,993	133,909
Leasehold improvements	29,578	–
	456,515	250,161

Accumulated depreciation	(65,834)	(14,413)
Fixed assets, net	390,681	235,748

TOTAL ASSETS	$513,107	$261,548

LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIT

CURRENT LIABILITIES
Accounts payable	$45,407	$13,777
Accrued expenses – related party	310,135	310,135
Notes payable – current portion	11,180	18,016
Total current liabilities	366,722	341,928

NON-CURRENT LIABILITIES
Notes payable	481,478	321,702

STOCKHOLDERS' DEFICIT
Common stock	4,000	4,000
Additional paid-in-capital	38,000	38,000
Accumulated deficit	(377,093)	(444,082)
Total stockholders' deficit	(335,093)	(402,082)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$513,107	$261,548

The accompanying notes are an integral part of these financial statements.

3

KT Chemicals, Inc.

Statements of Operations

Years Ended December 31,

	2016	2015

REVENUES	$1,155,395	$211,607
COST OF GOODS SOLD	509,136	248,446

Gross profit (loss)	646,259	(36,839)

OPERATING EXPENSES
General and administrative	294,859	305,084
Selling	207,401	57,140
Depreciation	51,421	14,413
Total operating expenses	553,681	376,637

OPERATING INCOME (LOSS)	92,578	(413,476)

OTHER EXPENSE
Interest expense	23,136	29,885
Other expense	2,454	–
Total other expense	25,589	29,885

NET INCOME (LOSS)	$66,989	$(443,361)

The accompanying notes are an integral part of these financial statements.

4

KT Chemicals, Inc.

Statements of Changes in Stockholders' Deficit

For the years ended December 31, 2016 and 2015

	Number of Shares Issued and Outstanding	Common Stock Par Value Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance as of December 31, 2014	–	$–	$11,000	$(721)	$10,279

Common stock issued at par value, $1.00 per share	1,000	1,000	–	–	1,000

Shareholder notes payable converted to common stock	3,000	3,000	27,000	–	30,000

Net loss	–	–	–	(443,361)	(443,361)

Balance as of December 31, 2015	4,000	4,000	38,000	(444,082)	(402,082)

Net income	–	–	–	66,989	66,989

Balance as of December 31, 2016	4,000	$4,000	$38,000	$(377,093)	$(335,093)

The accompanying notes are an integral part of these financial statements.

5

KT Chemicals, Inc.

Statements of Cash Flows

Years Ended December 31,

	2016	2015

CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$66,989	$(443,361)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	51,421	14,413
Changes in operating assets and liabilities
Accounts receivable	(44,625)	5,033
Other current assets	6,350	(10,900)
Accounts payable and accrued expenses	47,888	348,956
Net cash provided by (used in) operating activities	128,023	(85,859)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(206,354)	(155,777)
Net cash used in investing activities	(206,354)	(155,777)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on notes payable from shareholder – related party	164,803	267,586
Payments on notes payable	(28,121)	(21,277)
Common stock issued	–	1,000
Net cash provided by financing activities	136,682	247,309

TOTAL INCREASE IN CASH AND CASH EQUIVALENTS	58,351	5,673

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	11,713	6,040

CASH AND CASH EQUIVALENTS AT END OF YEAR	$70,064	$11,713

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shareholder notes payable converted to common stock	$–	$30,000
Fixed assets purchased under financing agreements	$–	$94,384

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$6,878	$1,341

The accompanying notes are an integral part of these financial statements.

6

KT Chemicals, Inc.
NOTES TO FINANCIAL STATEMENTS

NATURE OF BUSINESS

KT Chemicals, Inc. (the “Company”), a Texas corporation founded in February 2014 and located at 1002 North Central Expressway, Suite 499, Richardson, Texas 75080, is a specialty chemicals company, serving as both manufacturer and distributor of environmentally safe, specialty chemicals. The Company’s products utilize all-natural and renewable resources, contain no dangerous chemicals or additives, and offer “green” solutions to its customers. Its product line includes asphalt release agents, industrial cleaners, environmental remediation gels, odor control agents, and consumer friendly cleaners for a wide range of uses, including construction, environmental remediation, hazardous materials clean-up, nuclear decommissioning, industrial cleaning, and odor control. The Company takes pride in noting that all of the ingredients in its products are selected from the EPA’s Design for the Environment (DfE) list.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting polices consistently applied in the preparation of the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is as follows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

FASB ASC 825-10 requires disclosure of fair value information about certain financial instruments, including, but not limited to, cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued expenses and notes payable. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management at December 31, 2016 and 2015.

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities are carried at, or approximate, fair value as of the reporting date because of their short-term nature. The carrying value of the notes payable approximates fair value as they bear market rates of interest.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances at several financial institutions located throughout the United States, which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables and are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions. The determination of the collectability of amounts due requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer account, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2016 and 2015, an allowance for doubtful accounts was not considered necessary as all accounts receivable were deemed collectible.

7

Other Current Assets

Other current assets consist of prepaid expenses the Company has paid for prior to the service or good being provided. These expenses will be recorded as expense at the time the service has been provided.

Fixed Assets

Fixed assets consist of furniture, fixtures and office equipment, vehicles and trailers, equipment and leasehold improvements that are stated at cost, less accumulated depreciation. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to earnings over their estimated service lives (3 – 10 years) under the straight-line method.

Maintenance and repairs are charged to earnings as incurred; major repairs and replacements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Property and equipment operated under material leases which transfer substantially all benefits and risks associated with the assets to the Company are capitalized. An asset and liability equal to the present or fair value, if appropriate, of minimum payments over the term of the leases are recorded. Depreciation of the asset is computed using the straight-line method over the life of the asset. Expenses associated with operating leases are charged to income as incurred.

Revenue Recognition

The Company’s revenues are primarily generated from product sales, along with license fee and service fee revenues. Product sales are a result of direct sales to consumers. License fee revenues relate to revenues received from Worldwide Specialty Chemicals Inc. (WSC) (a related party – see Note 7) under a license agreement whereby WSC sells PureSent and pays a license fee to the Company. Service fee revenues relate to two service agreements whereby WSC and CBI Polymers Inc. (CBI) (a related party – see Note 7) pays the Company a monthly service fee for services provided by the Company to WSC and CBI.

The Company recognizes revenue in accordance with ASC topic 605, “Revenue Recognition, and other applicable revenue recognition guidance under US GAAP. Revenue is recognized when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectability is reasonably assured. Revenue related to the license agreement and service agreements are recognized once earned in accordance with the respective agreement.

Income Taxes

The Company accounts for Federal and state income taxes using the asset and liability approach for financial accounting and reporting for income taxes based on tax effects of differences between the financial statement and tax basis of assets and liabilities.

The Company accounts for all uncertain tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740 – Income Taxes (“ASC 740”). ASC 740 provides guidance on de-recognition, classification, interest and penalties and disclosure related to uncertain income tax positions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense. There were no accrued interest or penalties as of December 31, 2016 and 2015.

From time to time, the Company may be audited by taxing authorities. These audits could result in proposed assessments of additional taxes. The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s federal returns since 2014 are still subject to examination by taxing authorities.

8

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred substantial operating losses during its first two years of operations resulting in an accumulated deficit of $377,093 at December 31, 2016, and a deficit in equity of $335,093. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are being issued. As such, the Company will need to arrange for additional financing to fully implement its business plan, including continued growth and establishment of a stronger brand.

The Company is actively seeking growth of its service offerings, both organically and via new client relationships. In the ordinary course of the Company’s business, management is trying to raise additional capital through sales of common stock as well as seeking debt financing from third parties. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations, including potential discontinuance of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders. Additionally, incurring additional indebtedness could involve an increased debt service cash obligation, as well as the imposition of covenants that restrict the Company’s operations or the Company’s ability to perform on its current debt service requirements. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Future Accounting Pronouncements

In February 2016, the FASB issued ASU Update No. 2016-02, Leases (Topic 842). Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 is effective for the years beginning after December 15, 2018 and for all periods presented. Early application of the amendments in this ASU is permitted. The financial impact of this ASU has not been determined but is not expected to be significant.

In March 2016, the FASB issued ASU Update No. 2016-08, Revenue from Contracts with Customers (Topic 606). The amendments in this Update are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by clarifying the criteria in determining a principal versus agent relationship. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, an entity should apply the following five steps: (1) identify contracts with customers, (2) identify the performance obligations in the contracts, (3) determine the transaction price, (4) allocate the transaction price to the performance obligation in the contract, and (5) recognize revenue as the entity satisfies performance obligations. The new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is permitted for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. We are currently evaluating what impact adoption of this guidance will have on our financial position, results of operations, cash flows and disclosures.

2.     ACCRUED EXPENSES – RELATED PARTY

Accrued expenses consist of the following at December 31:

	2016	2015
Deferred salary to shareholders	$216,000	$216,000
Shareholder advances	94,135	94,135
	$310,135	$310,135

9

3.	NOTES PAYABLE

During 2015, the Company received $267,586 from one of its shareholders (related party) in exchange for a promissory note. The note bears interest at 10% annually and is due on December 31, 2018. As of December 31, 2016 and 2015, the unpaid principal and accrued interest was $443,692 and $262,630, respectively.

During 2015, the Company executed certain notes payable with financial institutions relating to the purchase of certain of the Company’s vehicles and equipment. The balance outstanding under these notes payable was $48,966 and $77,088 at December 31, 2016 and 2015, respectively. The notes payable bear interest ranging from 4% - 5% with principle and interest due monthly. One note was paid off during 2016. The second note matures in February 2021.

The Company’s future minimum principal payments as of December 31, 2016 are as follows:

2017	$11,180
2018	455,371
2019	12,205
2020	12,751
2021 and thereafter	1,151
$492,658

4.	INCOME TAXES

The Company elected C Corporation tax status upon inception in 2014. Net operating losses (“NOL”) since that date total $206,817 as of December 31, 2016 and may be carried forward to offset future taxable income. As future taxable income is uncertain, a full valuation allowance has been recorded and accordingly, no current provision for income tax has been recorded in the accompanying statements of operations. NOL carry-forward benefits begin to expire in 2035.

The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended December 31:

	2016		2015
Tax benefit (expense) calculated at statutory rate	(34%	)	34%
Expense not deductible	(0.69)		(0.02)
Changes to valuation allowance	34.69		(33.98)
Provision for income taxes	–%		–%

A deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense or benefit in the accompanying consolidated statements of operations are the result of changes in the assets and liabilities for deferred taxes. The measurement of deferred tax assets is reduced, if necessary, by the amount for any tax benefits that, based on available evidence, are not expected to be realized. Income tax expense is the current tax payable or refundable for the year plus or minus the net change in the deferred tax assets and liabilities. Deferred income taxes of the Company arise from the temporary differences between financial statement and income tax recognition of NOL carry-forwards.

10

The deferred tax assets and liabilities in the accompanying balance sheets include the following components at December 31:

	2016	2015
Net non-current deferred tax assets:
Net operating loss carry-forward	$72,386	$77,833
Property and equipment	51,565	8,055
Total	123,951	85,888
Net non-current deferred tax liabilities:
Accrued Liabilities	91,249	85,559
Intangible assets	19,359	–

Net	13,343	329
Less valuation allowance	(13,343)	(329)
Net deferred taxes	$–	$–

5.	COMMITMENTS AND CONTINGENCIES

Leases

During 2015, the Company became a party to a lease agreement for office space that required monthly lease payments ranging from $2,500 through $9,975 per month. The lease terminated on March 15, 2016 and reverted to a month to month lease. Rental expense for the years ended December 31, 2016 and 2015, is $111,203 and $78,721, respectively.

6.	STOCKHOLDERS’ EQUITY

As of December 31, 2016 and 2015, the Company had 1,000,000 shares of common stock authorized at a par value of $1.00 per share and had 4,000 shares issued and outstanding. No other classes of stock are authorized.

During 2015, the Company issued 1,000 shares to the Company’s shareholders at $1.00 per share.

Effective December 31, 2015, one of the Company’s shareholders converted $30,000 of shareholder advances to the Company into 3,000 shares of the Company’s common stock.

7.	RELATED PARTY TRANSACTIONS

During 2015 and 2016, the Company provided technical support services and sublet office space and to WSC and CBI under a technical support agreement.

Additionally, in 2016 the Company entered into a license agreement with WSC, pursuant to which WSC would sell PureSent and pay a license fee to the Company. Effective December 31, 2016, the license agreement was mutually terminated, and all obligations between the Company and WSC were forgiven.

During 2016 and 2015, the Company recorded revenues of $423,628 and $54,435 relating to the agreements discussed above and are recorded in revenues in accompanying the financial statements.

WSC and CBI are related parties of the Company as the majority shareholder of WSC and CBI is also a shareholder of the Company.

8.	SUBSEQUENT EVENTS

On February 15, 2017, the Company was acquired by WSC, a specialty chemicals company located in downtown Dallas, Texas. Under the terms of the acquisition, the Company’s shareholders will receive $2,700,000 in cash to be paid by February 15, 2018 and 520,000 shares of WSC’s common stock in exchange for 100% of the Company’s common stock. Upon acquisition, the Company became a wholly-owned subsidiary of WSC.

The Company has evaluated subsequent events through May 17, 2018, which is the date the consolidated financial statements were available to be issued.

11